UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2026

NiSource Inc.

(Exact name of registrant as specified in its charter)

DE	001-16189	35-2108964
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, IN	46410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 460-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 15, 2026, NiSource Generation Company LLC (“GenCo”), a subsidiary of NiSource Inc. (the “Company”), entered into a Battery Storage System Tolling Agreement (the “Tolling Agreement”) with Atlas Storage 1 LLC, an indirect subsidiary of AGP Capital Holdings Pte. Ltd. (“AGP Group”), pursuant to which AGP Group will develop, construct, own, and operate a 600 MWAC / 2,400 MWh stand-alone battery energy storage system (the “Project”) interconnected to the electric transmission system operated by the Midcontinent Independent System Operator, Inc. (“MISO”). Under the Tolling Agreement, GenCo will supply, at its expense, the electricity used to power the Project and will have the right to instruct dispatch of the Project and receive the economic benefits of its available capacity, discharged energy, energy storage services, ancillary services and (if applicable) environmental attributes, including revenues generated from the sale of such products into the applicable MISO markets (the “Products”).

The delivery term under the Tolling Agreement is expected to be approximately twenty and a half years, commencing on the commercial operation date for the first phase of the Project (expected by December 1, 2027). In consideration for the Products, GenCo will pay AGP Group regular storage payments based on a fixed rate (subject to certain adjustments) and the Project’s actual power capacity. GenCo’s aggregate storage payments over the delivery term are expected to be approximately $2.2 billion. The Tolling Agreement is expected to be accounted for as a finance lease obligation under FASB ASC Topic 842. Effectiveness of the Tolling Agreement is conditioned upon AGP Group’s execution of a contract for the engineering, procurement, and construction of the Project and an interconnection agreement reasonably satisfactory to AGP Group, in each case by January 31, 2027. The Tolling Agreement also provides GenCo with an exclusive and irrevocable option to purchase the Project at specified intervals during and at the end of the delivery term.

Note regarding forward-looking statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements concerning AGP Group’s construction and operation of the Project, the anticipated capacity of the Project, interconnection of the Project to MISO’s transmission system, GenCo’s purchase of capacity, energy storage, discharging energy, ancillary services and environmental attributes available from the Project, the commencement of the delivery term of the Tolling Agreement and GenCo’s estimated aggregate storage payments over the delivery term. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this Report include, but are not limited to, the receipt, timing and terms of required regulatory approval in connection with the Tolling Agreement and the ability to comply with any conditions associated with such regulatory approvals; the ability of key suppliers and contractors to timely satisfy their obligations to AGP Group under existing or future contracts and in compliance with the terms of such contracts; the impact of applicable tariffs, if any, and other economic factors; the impact of natural disasters or other severe weather events; AGP Group’s ability to perform its obligations under the Tolling Agreement, including construction of the Project on-time and effectively; the impact of public involvement, intervention or litigation with respect to these projects and other matters as set forth in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and matters set forth in our subsequent Quarterly Reports on Form 10-Q, some of which are beyond our control.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: October 16, 2026	By:	/s/ Shawn Anderson
Shawn Anderson
Executive Vice President and Chief Financial Officer